BRAZE REPORTS FISCAL SECOND QUARTER 2026 RESULTS

NEW YORK -- (BUSINESSWIRE) -- September 4, 2025 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended July 31, 2025.

“We reported a strong second quarter, delivering 24% year-over-year revenue growth while driving continued efficiency in our business, expanding our non-GAAP operating income and net income profitability, and generating strong free cash flow. Our results also demonstrate our solid execution and continued demand for our AI-powered customer engagement platform,” said Bill Magnuson, cofounder and CEO of Braze. “Looking ahead, Braze is focused on AI solutions that will empower brands to transform the customer engagement experience for marketers and end users alike, driving high ROI for our customers and Braze.”

Fiscal Second Quarter 2026 Financial Highlights

•Revenue was $180.1 million compared to $145.5 million in the second quarter of the fiscal year ended January 31, 2025, up 23.8% year-over year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $171.8 million compared to $140.0 million in the second quarter of the fiscal year ended January 31, 2025, and professional services and other revenue was $8.3 million compared to $5.5 million in the second quarter of the fiscal year ended January 31, 2025.
•Remaining performance obligations as of July 31, 2025 was $862.2 million, of which $558.2 million is current, which the company defines as less than one year.
•GAAP gross margin was 67.7% compared to 70.2% in the second quarter of the fiscal year ended January 31, 2025.
•Non-GAAP gross margin was 69.3% compared to 70.9% in the second quarter of the fiscal year ended January 31, 2025.
•Dollar-based net retention for all customers for the trailing 12 months ended July 31, 2025 and July 31, 2024 was 108% and 114%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 111% compared to 117% in the second quarter of the fiscal year ended January 31, 2025.
•Total customers increased to 2,422 as of July 31, 2025 from 2,163 as of July 31, 2024; 282 of the company’s customers had ARR of $500,000 or more as of July 31, 2025, compared to 222 customers as of July 31, 2024.
•GAAP operating loss was $38.8 million compared to an operating loss of $28.0 million in the second quarter of the fiscal year ended January 31, 2025. A primary contributor to the operating loss in the quarter included $39.5 million of stock-based compensation expense.
•Non-GAAP operating income was $6.0 million compared to a non-GAAP operating income of $4.2 million in the second quarter of the fiscal year ended January 31, 2025.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.26 based on 106.8 million weighted average shares outstanding in the second quarter of fiscal year ended January 31, 2026, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.23, based on 101.4 million weighted average shares outstanding in the second quarter of the fiscal year ended January 31, 2025.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.15 based on 109.8 million weighted average shares outstanding in the second quarter of fiscal year ended January 31,

2026, compared to non-GAAP net income per share attributable to Braze common stockholders, diluted, of $0.09 based on 105.9 million weighted average shares outstanding in the second quarter of the fiscal year ended January 31, 2025.
•Net cash provided by operating activities was $7.0 million compared to net cash provided by operating activities of $11.6 million in the second quarter of the fiscal year end January 31, 2025.
•Free cash flow was $3.5 million compared to $7.2 million in the second quarter of the fiscal year end January 31, 2025.
•Total cash and cash equivalents, restricted cash, and marketable securities was $368.3 million as of July 31, 2025 compared to $514.0 million as of January 31, 2025.

Recent Business Highlights

•Notable new business wins and existing customer expansions in the quarter included DocMorris, Fogo de Chão, Gopuff, Kleinanzeigen, Laundryheap, Little Caesars, Metcash, Saily, Sweetgreen, and Wix.
•Announced the Braze Model Context Protocol (MCP) Server, a simple and effective means to connect LLMs with Braze data.
•Released its 2025 Environmental, Social, and Governance (ESG) Report, reaffirming commitments to help brands create, nurture, and sustain relationships with their customers around the world.

Financial Outlook

Braze is initiating guidance for the fiscal third quarter ending October 31, 2025, and updating guidance for the fiscal year ending January 31, 2026.

Metric (in millions, except per share amounts)	FY 2026 Q3 Guidance	FY 2026 Guidance
Revenue	$183.5 - $184.5	$717.0 - 720.0
Non-GAAP operating income	$3.5 - 4.5	$24.5 - 25.5
Non-GAAP net income	$6.5 - 7.5	$45.5 - 46.5
Non-GAAP net income per share, diluted	$0.06 - 0.07	$0.41 - 0.42
Weighted average common shares used in computing non-GAAP net income per share, diluted	~113.5	~112.0
Braze has not reconciled its guidance as to non-GAAP operating income, non-GAAP net income or non-GAAP net income per share, diluted, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Fiscal Second Quarter 2026 Financial Results Conference Call
When: Thursday, September 4th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, and amortization of intangible assets. Braze defines non-GAAP free cash flow as net cash provided by (used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the third quarter of and the full fiscal year ended January 31, 2026. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) the extent to which Braze achieves anticipated financial targets; (2) Braze’s ability to realize its broader strategic and operating objectives; (3) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (4) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (5) Braze’s history of operating losses; (6) Braze’s limited operating history at its current scale; (7) Braze’s ability to successfully manage its growth; (8) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (9) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (10) Braze’s ability to attract new customers and renew existing customers; (11) the competitive markets in which Braze participates and the intense competition that it faces; (12) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (13) Braze’s reliance on third-party providers of cloudbased infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2025 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News & World Report Best Companies to Work For, 2024 Best Small & Medium Workplaces in Europe by Great Place to Work®, 2024 Fortune Best Workplaces for Women™ by Great Place to Work® and was named a Leader by Gartner® in the 2024 Magic Quadrant™ for Multichannel Marketing Hubs and

a Strong Performer in The Forrester Wave™: Email Marketing Service Providers, Q3 2024. Braze is headquartered in New York with 15 offices across AMER, LATAM, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

Revenue	$180,111	$145,499	$342,170	$280,958
Cost of revenue (1)(2)(5)	58,221	43,420	109,078	87,968
Gross profit	121,890	102,079	233,092	192,990

Operating expenses:
Sales and marketing (1)(2)(5)	82,599	68,569	156,726	138,396
Research and development (1)(2)	41,250	33,141	78,047	67,514
General and administrative (1)(2)(3)(4)(5)(6)	36,794	28,319	77,294	55,110
Total operating expenses	160,643	130,029	312,067	261,020
Loss from operations	(38,753)	(27,950)	(78,975)	(68,030)
Other income, net	3,983	5,503	9,635	10,674
Loss before provision for income taxes	(34,770)	(22,447)	(69,340)	(57,356)
(Benefit from) provision for income taxes	(7,007)	702	(5,936)	1,500
Net loss	(27,763)	(23,149)	(63,404)	(58,856)
Net income (loss) attributable to redeemable non-controlling interest	136	(150)	281	(216)
Net loss attributable to Braze, Inc.	$(27,899)	$(22,999)	$(63,685)	$(58,640)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.26)	$(0.23)	$(0.60)	$(0.58)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	106,807	101,449	105,858	101,239

(1) Includes stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenue	$1,348	$1,078	$2,425	$2,042
Sales and marketing	12,138	9,892	22,149	19,337
Research and development	14,091	11,448	25,427	22,280
General and administrative	11,972	7,404	19,947	14,441
Total stock-based compensation expense	$39,549	$29,822	$69,948	$58,100
(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenue	$55	$46	$115	$114
Sales and marketing	298	282	711	823
Research and development	418	344	1,162	1,180
General and administrative	335	143	548	440
Total employer taxes related to stock-based compensation expense	$1,106	$815	$2,536	$2,557
(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
General and administrative	$751	$1,347	$1,860	$1,347
(4) Includes acquisition related expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
General and administrative	$1,403	$—	$11,423	$—
(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenue	$1,575	$—	$1,575	$—
Sales and marketing	325	—	325	—
General and administrative	86	140	187	358
Total amortization of intangible assets	$1,986	$140	$2,087	$358
(6) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
General and administrative	$—	$—	$—	$(137)

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	July 31, 2025	January 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,979	$83,062
Restricted cash, current	1,291	—
Accounts receivable, net of allowance of $1,850 and $2,563 at July 31, 2025 and January 31, 2025, respectively	88,224	95,234
Marketable securities	282,626	430,457
Prepaid expenses and other current assets	31,385	35,273
Total current assets	484,505	644,026
Restricted cash, noncurrent	3,430	530
Property and equipment, net	40,089	38,550
Operating lease right-of-use assets	73,119	76,147
Deferred contract costs	82,168	76,766
Goodwill	267,778	28,448
Intangible assets, net	67,643	3,130
Other assets	3,805	3,401
TOTAL ASSETS	$1,022,537	$870,998
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,114	$2,150
Accrued expenses and other current liabilities	70,424	64,189
Deferred revenue	262,113	239,976
Operating lease liabilities, current	20,010	18,162
Total current liabilities	353,661	324,477
Operating lease liabilities, noncurrent	64,413	69,278
Other long-term liabilities	5,413	2,494
TOTAL LIABILITIES	423,487	396,249
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	169	(112)
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of July 31, 2025 and January 31, 2025, respectively; 98,350,038 and 87,934,059 shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively	10	8
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of July 31, 2025 and January 31, 2025, respectively; 12,070,535 and 16,017,314 shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively	1	2
Additional paid-in capital	1,249,495	1,062,613
Accumulated other comprehensive loss	(104)	(926)
Accumulated deficit	(650,521)	(586,836)
TOTAL STOCKHOLDERS’ EQUITY	598,881	474,861
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$1,022,537	$870,998

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended July 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(63,404)	$(58,856)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	68,198	58,756
Amortization of deferred contract costs	19,451	16,979
Depreciation and amortization	7,372	4,732
Provision for credit losses	600	369
Value of common stock donated to charity	1,860	1,347
(Accretion) amortization of (discount) premium on marketable securities	(654)	(1,043)
Non-cash foreign exchange (gain) loss	209	(485)
Fair value adjustments to contingent consideration	—	(137)
Other	28	287
Changes in operating assets and liabilities:
Accounts receivable	11,549	20,689
Prepaid expenses and other current assets	5,036	(2,004)
Deferred contract costs	(24,814)	(22,009)
ROU assets and liabilities	(314)	2,307
Other assets	(8,451)	670
Accounts payable	(1,159)	(1,644)
Accrued expenses and other current liabilities	1,218	3,352
Deferred revenue	14,493	7,828
Other long-term liabilities	(122)	(131)
Net cash provided by operating activities	31,096	31,007
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash acquired	(181,200)	—
Purchases of property and equipment	(2,826)	(10,224)
Capitalized internal-use software costs	(1,865)	(2,108)
Purchases of marketable securities	(75,115)	(142,099)
Maturities of marketable securities	102,540	127,000
Return of principal on marketable securities	120,753	—
Net cash used in investing activities	(37,713)	(27,431)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	3,201	2,205
Proceeds from stock associated with employee stock purchase plan	4,882	4,752
Payments of deferred purchase consideration	—	(2,916)
Net cash provided by financing activities	8,083	4,041
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	642	(99)
Net change in cash, cash equivalents, and restricted cash	2,108	7,518
Cash, cash equivalents, and restricted cash, beginning of period	83,592	72,131
Cash, cash equivalents, and restricted cash, end of period	$85,700	$79,649

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

Gross profit	$121,890	$102,079	$233,092	$192,990
Plus:
Stock-based compensation expense	1,348	1,078	2,425	2,042
Employer taxes related to stock-based compensation expense	55	46	115	114
Amortization of intangibles expense	1,575	—	1,575	—
Non-GAAP gross profit	$124,868	$103,203	$237,207	$195,146
GAAP gross margin	67.7%	70.2%	68.1%	68.7%
Non-GAAP gross margin	69.3%	70.9%	69.3%	69.5%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP sales and marketing expense	$82,599	$68,569	$156,726	$138,396
Less:
Stock-based compensation expense	12,138	9,892	22,149	19,337
Employer taxes related to stock-based compensation expense	298	282	711	823
Amortization of intangibles expense	325	—	325	—
Non-GAAP sales and marketing expense	$69,838	$58,395	$133,541	$118,236

GAAP research and development expense	$41,250	$33,141	$78,047	$67,514
Less:
Stock-based compensation expense	14,091	11,448	25,427	22,280
Employer taxes related to stock-based compensation expense	418	344	1,162	1,180
Non-GAAP research and development expense	$26,741	$21,349	$51,458	$44,054

GAAP general and administrative expense	$36,794	$28,319	$77,294	$55,110
Less:
Stock-based compensation expense	11,972	7,404	19,947	14,441
Employer taxes related to stock-based compensation expense	335	143	548	440
1% Pledge charitable contribution expense	751	1,347	1,860	1,347
Acquisition related expense	1,403	—	11,423	—
Amortization of intangibles expense	86	140	187	358
Contingent consideration adjustment	—	—	—	(137)
Non-GAAP general and administrative expense	$22,247	$19,285	$43,329	$38,661

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

Loss from operations	$(38,753)	$(27,950)	$(78,975)	$(68,030)
Plus:
Stock-based compensation expense	39,549	29,822	69,948	58,100
Employer taxes related to stock-based compensation expense	1,106	815	2,536	2,557
1% Pledge charitable contribution expense	751	1,347	1,860	1,347
Acquisition related expense	1,403	—	11,423	—
Amortization of intangibles expense	1,986	140	2,087	358
Contingent consideration adjustment	—	—	—	(137)
Non-GAAP income (loss) from operations	$6,042	$4,174	$8,879	$(5,805)
GAAP operating margin	(21.5)%	(19.2)%	(23.1)%	(24.2)%
Non-GAAP operating margin	3.4%	2.9%	2.6%	(2.1)%

Reconciliation of GAAP to Non-GAAP Net Income	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

Net loss attributable to Braze, Inc.	$(27,899)	$(22,999)	$(63,685)	$(58,640)
Plus:
Stock-based compensation expense	39,549	29,822	69,948	58,100
Employer taxes related to stock-based compensation expense	1,106	815	2,536	2,557
1% Pledge charitable contribution expense	751	1,347	1,860	1,347
Acquisition related expense	1,403	—	11,423	—
Amortization of intangibles expense	1,986	140	2,087	358
Contingent consideration adjustment	—	—	—	(137)
Non-GAAP net income attributable to Braze, Inc. (1)	$16,896	$9,125	$24,169	$3,585

Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, basic	$0.16	$0.09	$0.23	$0.04
Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	$0.15	$0.09	$0.22	$0.03
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, basic	106,807	101,449	105,858	101,239
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	109,771	105,902	108,904	106,407

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

Net cash provided by operating activities	$6,952	$11,612	$31,096	$31,007
Less:
Purchases of property and equipment	(2,609)	(3,309)	(2,826)	(10,224)
Capitalized internal-use software costs	(810)	(1,069)	(1,865)	(2,108)
Non-GAAP free cash flow	$3,533	$7,234	$26,405	$18,675

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Amelia Billinger
Press@braze.com

Source: Braze, Inc.

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